Exhibit (c) (8)

PRIVATE AND CONFIDENTIAL MARCH 28, 2013

Project Care

Board Discussion Materials

PRIVATE AND CONFIDENTIAL

This presentation has been prepared for the Special Committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) and the Board of Directors of a company code named Care (the “Company”) by Peter J. Solomon Company, L.P. (“PJSC”) from materials and information supplied (whether orally or in writing) by or on behalf of the Company and from publicly available information. We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed only in conjunction with, the oral briefing provided by PJSC.

This presentation includes certain statements, estimates and projections provided by the Company with respect to anticipated future performance of the Company. We have assumed such statements, estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. PJSC has not attempted to verify any such statements, estimates and projections, and as such PJSC makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation.

Except where otherwise indicated, this analysis speaks only as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. Actual results may vary from the estimates and projections contained herein and such variations may be material.

THIS PRESENTATION HAS BEEN DELIVERED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS IN ITS CAPACITY AS SUCH. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT BE USED OR RELIED UPON, BY ANY OTHER PERSON.

THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF PJSC, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OR THE BOARD OF DIRECTORS PRIOR TO SUCH TIME, IF ANY, AS IT MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

PJSC SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION.

PRIVATE AND CONFIDENTIAL

Table of Contents

Section

I Summary Transaction Overview 3 II Summary Financial Performance 6 III Summary Stock Price Performance 16 IV Summary Valuation Analysis 20

Appendix

A Supplemental Information 35

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

??The Weiss Family has offered to acquire the remaining shares of Care that it does not own for $18.20 per share (the “Final Offer”); the Weiss Family’s initial offer price was $17.18 (the “Initial Offer”), made on 9/25/12 and its revised offer price was $17.50 per share (the “Revised Offer”) made on 1/17/13

??The Weiss Family has stated that it has no intention to sell any of its interest in the Company, for which it has discretion, or vote in favor of any alternative sale, merger or similar transaction involving the Company

(Amounts in Millions, Except Per Share Data) Cash Purchase Price Per Share $18.20

Premium / Discount to: Price Date

Closing Stock Price: $16.10 (03/28/13) 13.0% Unaffected Share Price Prior to Initial Offer (a): 14.34 (09/25/12) 26.9% 30 Calendar Days Prior to Initial Offer: 14.25 (08/27/12) 27.7% 52-Week Low Prior to Initial Offer: 12.50 (01/04/12) 45.6% 52-Week High Prior to Initial Offer: 19.50 (09/27/11) (6.7%) Diluted Share Count (b) 34.2 Implied Equity Value $622.1 Plus: Debt (c) 286.4 Less: Cash (c) (86.1) Implied Enterprise Value $822.4

Implied Enterprise Value as a Multiple of:

Adjusted EBITDA FY13E (d) $201.0 4.1 x FY14E (e) 208.5 3.9

(a) Represents closing price as of 9/25/12, unaffected for announcement of offer of $17.18 per share, which was made after the market close.

(b) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c) Source: Preliminary estimate of debt and cash for FY2013 (2/28/13), per Management on 3/25/13.

(d) Source: Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. (e) Source: Management Treasury Model dated 11/30/12.

PRIVATE AND CONFIDENTIAL

Summary of Selected Transaction Terms

Form of Transaction • Merger of Merger Sub, a direct wholly owned subsidiary of Parent, with and into Care with Care surviving the Merger as a

Structure & wholly owned subsidiary of Parent Consideration • $18.20 per share in cash

Weiss Family Rollover • Certain Weiss Family shareholders will contribute (or “rollover”) their shares in Care to Parent in connection with the Merger

Guaranty and Voting • Certain members of the Weiss Family will enter into a guaranty and voting agreement in favor of Care Agreement • Guaranty capped at $7.3 million Merger Agreement • Sullivan & Cromwell has provided a separate summary of the material terms of the Merger Agreement

Financing Sources (a) • $225mm rollover of existing Senior Notes • $14mm in cash from the balance sheet

• Plus committed financing and available credit facilities

• $200mm New Revolving Credit Facility (undrawn at close) • $400mm Term Loan B

• $240mm New HoldCo Preferred Equity (potential to issue up to $255mm) • $40mm Weiss Family Rollover Equity

(a) Source: Management. Preliminary sources of funds as of 3/26/13.

PRIVATE AND CONFIDENTIAL

Summary Financial Performance

PRIVATE AND CONFIDENTIAL

Historical Financials

(Amounts in Millions, Except Per Share Data)

Fiscal Year Ended February 28, LTM FY09-FY12 FY10-FY12

2009 2010 2011 2012 Nov-12 CAGR CAGR

Total Revenue $1,690.7 $1,640.9 $1,597.9 $1,695.1 $1,750.0 0.1% 1.6% Cost of Goods Sold 810.0 713.1 682.4 741.6 775.6 Gross Profit 880.8 949.5 915.5 953.5 974.4 2.7% 0.2% EBIT (253.2) 139.1 174.7 149.6 48.7 Net Income (227.8) 81.6 87.0 57.2 (7.9) Diluted Earnings Per Share ($4.89) $2.03 $2.11 $1.42 ($0.23)

EBIT ($253.2) $139.1 $174.7 $149.6 $48.7 Goodwill Impairment 290.2 — 0.3 27.2 27.2 Transaction Adjustments — 24.0 9.6 2.4 34.4 SBT and Other (0.2) 25.5 5.7 2.3 21.4

Adjusted EBIT 36.8 188.6 190.3 181.4 131.6 70.2% (1.9%) D&A 50.0 45.2 41.0 43.7 46.8 Adjusted EBITDA $86.8 $233.8 $231.4 $225.1 $178.4 37.4% (1.9%)

Margins

Gross Margin 52.1% 57.9% 57.3% 56.2% 55.7 % Adjusted EBITDA 5.1 14.2 14.5 13.3 10.2 Adjusted EBIT 2.2 11.5 11.9 10.7 7.5

Growth Rates

Total Revenue (4.8) % (3.0) % (2.6) % 6.1% 4.9 % Adjusted EBIT (75.7) 412.9 0.9 (4.7) (18.1) Adjusted EBITDA (56.6) 169.4 (1.0) (2.7) (12.8) Diluted Earnings Per Share NM NM 3.9 (32.7) NM

Summary Balance Sheet and Cash Flow Data

Cash $60.2 $137.9 $215.8 $132.4 $63.3 Total Debt 390.2 329.7 232.7 225.2 356.8 Net Debt 330.0 191.8 16.9 92.7 293.5 Depreciation and Amortization 50.0 45.2 41.0 43.7 46.8 Capital Expenditures (55.7) (26.6) (36.3) (70.9) (109.4) Free Cash Flow (a) 17.3 170.9 143.5 45.6 70.1

Summary Leverage Statistics

Total Debt / Adj. EBITDA 4.5 x 1.4 x 1.0 x 1.0 x 2.0 x Net Debt / Adj. EBITDA 3.8 0.8 0.1 0.4 1.6 (Adj. EBITDA—Cap Ex) / Int. Expense 1.6 8.4 7.9 7.2 4.0

Source: Company’s Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Form 10-Q for the period ended 11/23/12, with certain adjustments for FY2010-FY2012 and LTM for period ended 11/23/12, including certain reclassifications of Depreciation and Amortization for FY2012 and LTM for period ended 11/23/12, based on Management guidance.

CAGR = Compounded Annual Growth Rate. (a) Defined as Cash Flow from Operations less Capital Expenditures.

PRIVATE AND CONFIDENTIAL

NAGCD Historical Financial Trends

??NAGCD comprised approximately 68% of Care’s total revenue in FY2009 and is estimated to comprise approximately 67% of Care’s total projected revenue in FY2013

(Amounts in Millions)

Historical and Projected NAGCD Revenue

Historical and Projected NAGCD Operating Income and Margin (a)

Source: Care Management.

(a) Adjusted to normalize for the Company’s North American goodwill impairment in FY2009 ($47.9mm add back) and FY2012 ($21.3 mm add back) and the sale of Amscan Party Goods in FY2010 (net reduction of $18.4mm) .

PRIVATE AND CONFIDENTIAL

Evolution of Selected Key Metrics

LTM FY 2013E (a)

Treasury Model (As Presented At Special Committee Treasury As of Meetings on Dates Below) Model as of

8/24/12 (b) 11/23/12 (b) 12/28/12 (c) 1/31/13 (d) 10/26/12 11/19/12 12/07/12 01/27/13 3/25/13 (e) Total Revenue $1,708.2 $1,750.0 NA NA $1,830.2 $1,840.6 $1,840.6 $1,840.6 $1,840.6 EBITDA 192.4 178.4 NA NA 182.8 183.5 196.1 195.6 201.0

Debt $280.2 $356.8 $365.2 $300.2 $245.2 $245.2 $245.2 $245.2 $286.4 Cash (61.7) (63.3) (61.6) (97.8) (62.1) (61.9) (39.3) (39.3) (86.1) Net Debt 218.4 293.5 303.6 202.4 183.1 183.3 205.8 205.8 200.3

(a) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBITDA based on Management guidance.

(b) Source: Company’s Form 10-Q for the periods ended 8/24/12 and 11/23/12, with certain adjustments to EBITDA, including certain reclassifications of Depreciation and Amortization for LTM periods ended 8/24/12 and 11/23/12, based on Management guidance.

(c) Source: Debt and cash per Management’s December FY2013 balance sheet. (d) Source: Debt and cash per Management’s January FY2013 balance sheet.

(e) Source: 3/25/13 cash and debt balances represent preliminary estimate of debt and cash for FY2013 (2/28/13), per Management on 3/25/13.

PRIVATE AND CONFIDENTIAL

Schedule of Adjustments

(Amounts in Millions)

Fiscal Year Ended February 28, LTM FYE 2/28,

2010 2011 2012 Nov-12 2013 Operating Income $139.1 $174.7 $149.6 $48.7 $79.8 Depreciation & Amortization 45.2 41.0 43.7 46.8 45.5

Unadjusted EBITDA $184.3 $215.8 $193.2 $95.4 $125.3

Charges Associated With Clinton Cards — — — 34.5 35.2 Party Goods Transaction (18.4) — — — —Mexico Shutdown 18.2 — — — —Retail Disposition 29.2 — — — —RPG Transaction Costs — 10.3 — — —Lawsuit 24.0 — — — —Goodwill and Other Intangibles Impairment — 0.3 27.2 27.2 —Gain from Sale of Intellectual Property — — (4.5) — —Gain from Liquidation of Business in France (3.3) — — — —Loss on Sale of WHQ — — — — 21.4 One Time Legal Costs — — — 10.5 6.0 Voluntary Compliance Program — — — — 0.9 Webshots (1.7) (0.7) 2.4 (0.1) (2.3) Properties Licensing Termination Expense — — — 2.1 2.1 Proposed Going Private Transaction Costs — — — 2.0 3.2 Scan-Based Trading 1.5 5.7 6.8 6.8 9.2 Total Adjustment $49.5 $15.6 $31.9 $83.0 $75.7

Adjusted EBITDA $233.8 $231.4 $225.1 $178.4 $201.0 Adjusted EBIT 188.6 190.3 181.4 131.6 155.5

Total Adjustments as a % of Unadjusted EBITDA 26.9% 7.2% 16.5% 86.9% 60.4%

Impairments, debt expense and fees Gain on sale Closing of Carlton Mexico Sales of stores to Schurman Fees associated with purchase of RPG Settlement of a RPG lawsuit Related to NAGCD, UK and Interactive Sold certain minor character properties Currency translation adjustment from sale Estimated loss on sale of WHQ

Reversal of accrual for certain legal expenses Related to prior years’ underexpensing catch up Pro forma adjustment for sale of Webshots Termination of Certain Agency Agreements Current process costs Impact of scan-based trading conversions

Source: Company’s Forms 10-K for the fiscal years ended 2/28/10, 2/28/11, and 2/29/12, and Company’s Form 10-Q for LTM period ended 11/23/12, with certain adjustments, including certain reclassifications of Depreciation and Amortization for FY2012 and LTM for period ended 11/23/12, based on Management guidance; FY2013E based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance.

PRIVATE AND CONFIDENTIAL

Historical Adjusted EBITDA as Publicly Reported vs. Management

Unadjusted EBITDA, Adjusted EBITDA as Publicly Reported and Management Adjusted EBITDA ($mm)

Growth Rates 2010 2011 2012 LTM Nov-12 Plan 2013E (d) Unadjusted EBITDA (a) NM 17.1% (12.5%) (55.2%) (33.6%) Public Adj. EBITDA (b) 161.6% 2.0% (6.4%) (23.9%) Management Adj. EBITDA (c) 169.4% (1.0%) (2.7%) (12.4%) (10.7%)

(a) Source: Company’s Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Form 10-Q for the period ended 11/23/12.

(b) Source: adjustment amounts per Company’s Forms 10-K and 8-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Company’s Form 10-Q and 8-K for LTM period ended 11/23/12.

(c) Source: Company’s Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Form 10-Q for the period ended 11/23/12, with certain adjustments for FY2009-FY2012 and LTM for period ended 11/23/12, including certain reclassifications of Depreciation and Amortization for FY2012 and LTM for period ended 11/23/12, based on Management guidance.

(d) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E Adjusted EBITDA based on Management guidance.

PRIVATE AND CONFIDENTIAL

Evolution of Management Forecasts

Total Revenue

Total EBIT

Source: Company’s Form 10-K for fiscal year ended 2/29/12 and Care Management Strategic Plans.

(a) Latest estimate based on Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBIT based on Management guidance.

PRIVATE AND CONFIDENTIAL

Care Consolidated Financial Snapshot

Total Revenue

Adjusted EBIT and EBITDA

Source: Company’s Forms 10-K for the fiscal years ended 2/29/08, 2/28/09, 2/28/10, 2/28/11 and 2/29/12, with certain adjustments, including certain reclassifications of Depreciation and Amortization for based on Management guidance. FY2013-FY2018 based on Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.

PRIVATE AND CONFIDENTIAL

Care Consolidated Financial Snapshot

Capital Expenditures

Free Cash Flow (a)

Source: Company’s Forms 10-K for the fiscal years ended 2/29/08, 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Management Treasury Model dated 11/30/12. (a) Defined as Cash Flow from Operations less Capital Expenditures.

PRIVATE AND CONFIDENTIAL

Summary Projected Financials

(Amounts in Millions, Except Per Share Data)

Projected Fiscal Year Ended February 28, FY13-FY18 2013E 2014E 2015E 2016E 2017P 2018P CAGR

Total Revenue $1,840.6 $1,935.1 $1,939.9 $1,944.8 $1,949.6 $1,954.5 1.2% Gross Profit 1,028.9 1,083.6 1,088.3 1,093.0 1,097.6 1,102.3 1.4%

Adjusted EBITDA 201.0 208.5 221.4 230.5 238.0 244.2 4.0% Adjusted EBIT 155.5 150.8 157.0 163.3 169.5 175.8 2.5%

Net Income (a) 37.3 83.4 87.8 91.4 95.4 99.4 21.7% Diluted Earnings Per Share (a) $1.10 $2.58 $2.67 $2.74 $2.81 $2.89 21.3%

Margins

Gross Profit 55.9% 56.0% 56.1% 56.2% 56.3% 56.4 % Adjusted EBITDA 10.9 10.8 11.4 11.9 12.2 12.5 Adjusted EBIT 8.4 7.8 8.1 8.4 8.7 9.0 Net Income as Reported 2.0 4.3 4.5 4.7 4.9 5.1

Growth Rates

Total Revenue 8.6% 5.1% 0.3% 0.3% 0.3% 0.2 % Adjusted EBITDA (10.7) 3.7 6.2 4.1 3.2 2.6 Adjusted EBIT (14.3) (3.0) 4.2 4.0 3.8 3.7 Diluted Earnings Per Share (22.4) 133.9 3.6 2.6 2.8 2.8

Summary Balance Sheet and Cash Flow Data

Cash $86.1 $53.7 $82.0 $243.4 $361.3 $482.9 Total Debt 286.4 288.2 301.2 345.2 345.2 345.2 Net Debt 200.3 234.4 219.2 101.8 (16.1) (137.7) Depreciation and Amortization 45.5 57.7 64.4 67.2 68.4 68.4 Capital Expenditures (127.8) (169.2) (139.1) (46.0) (46.0) (46.0) Free Cash Flow (b) 16.4 (9.5) 34.7 137.1 137.9 142.0

Leverage and Interest Coverage Ratios

Total Debt / Adj. EBITDA 1.4 x 1.4 x 1.4 x 1.5 x 1.5 x 1.4 x Net Debt / Adj. EBITDA 1.0 1.1 1.0 0.4 NM NM (Adj. EBITDA—CapEx) / Interest, Net 4.4 2.1 4.6 10.1 10.5 11.0

Source: Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E based on Management guidance. FY2013 cash and debt balances are preliminary year end (2/28/13) amounts per Management on 3/25/13.

(a) 2013 net income and EPS unadjusted for non-recurring and extraordinary items; Management did not provide adjustments. (b) Defined as Cash Flow from Operations less Capital Expenditures.

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Five years prior to Initial Offer of $17.18

Closing Stock Price Performance

Period Prior to

Initial Offer Median Mean 1-Year $14.93 $15.06 2-Year 18.40 18.49 3-Year 20.25 19.39 4-Year 18.02 16.88 5-Year 18.49 17.38

Source: Capital IQ as of 3/28/13.

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Two years prior to Initial Offer of $17.18

Closing Stock Price History $18.20 Final Offer As Price Premium / (Discount) Closing Stock Price (a) $16.10 13.0% Unaffected Share Price Prior to Initial Offer (b) 14.34 26.9% 30 Calendar Days Prior to Initial Offer 14.25 27.7% 52-Week Low Prior to Initial Offer 12.50 45.6% 52-Week High Prior to Initial Offer 19.50 (6.7%)

Source: Capital IQ as of 3/28/13. (a) Closing Price on 3/28/13.

(b) Represents closing price as of 9/25/12, unaffected for announcement of Initial Offer, which was made after the market close.

PRIVATE AND CONFIDENTIAL

Summary of Trading Ranges

Shares traded at various prices

??97% of shares that traded over the one-year period prior to the 9/25/12 Initial Offer traded below the $17.50 Revised Offer

(Period ending September 25, 2012, except for “Since 9/25 Initial Offer of $17.18” chart)

2-Year 1-Year 180-Days

Avg. Daily Trading Vol. (000s) 409.3

Average Price: $18.49 Avg. Daily Trading Vol. (000s) 535.8 Avg. Daily Trading Vol. (000s) 475.3 Average Price: $15.06 Average Price: $14.43

90-Days 30-Days

Avg. Daily Trading Vol. (000s) 361.5 Avg. Daily Trading Vol. (000s) 328.0 Average Price: $14.15 Average Price: $15.08

4

Since 9/25 Initial Offer (125 Days)

Avg. Daily Trading Vol. (000s) 339.9 Average Price: $16.69 Total # of Shares Traded (mm) 42.5 % of Total Shares 125.4%

14 % of Public Float 139.7%

29%

Source: Capital IQ as of 3/28/13.

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

(a)	Includes present value of future quarterly dividend payments of $0.15 per share.

PRIVATE AND CONFIDENTIAL

Implied Share Price at Various Premia

Illustrative Premium Benchmarked to 9/25/12—Date of Initial Offer

30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1-Year Average $14.25 $14.34 (a) $15.08 $14.42 $14.15 $14.43 $15.06 $17.50 22.8% 22.0% 16.0% 21.4% 23.7% 21.3% 16.2% 17.75 24.6% 23.8% 17.7% 23.1% 25.4% 23.0% 17.9% Price 18.00 26.3% 25.5% 19.4% 24.8% 27.2% 24.7% 19.5% e har 18.25 28.1% 27.3% 21.0% 26.6% 29.0% 26.5% 21.2% S 18.50 29.8% 29.0% 22.7% 28.3% 30.7% 28.2% 22.8% 18.75 31.6% 30.8% 24.3% 30.0% 32.5% 29.9% 24.5%

Illustrative Share Prices Benchmarked to 9/25/12—Date of Initial Offer

30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1-Year Average $14.25 $14.34 (a) $15.08 $14.42 $14.15 $14.43 $15.06 10% $15.68 $15.77 $16.59 $15.86 $15.57 $15.87 $16.57 Premium 20% 17.10 17.21 18.10 17.30 16.98 17.32 18.07 30% 18.53 18.64 19.60 18.75 18.40 18.76 19.58 40% 19.95 20.08 21.11 20.19 19.81 20.20 21.08 50% 21.38 21.51 22.62 21.63 21.23 21.65 22.59

Source: Capital IQ.

Note: Historical stock prices represent market close values based on calendar days.

(a) Represents closing price as of 9/25/12, unaffected for announcement of Initial Offer, which was made after the market close.

PRIVATE AND CONFIDENTIAL

Care Historical EV / LTM EBITDA

From 2 years prior to offer

Calendar Days

Prior to Initial Offer Mean Median 30 Days 3.2 x 3.2 x 60 Days 3.1 x 3.1 x 90 Days 3.1 x 3.1 x 6 Months 3.0 x 3.0 x 12 Months 3.1 x 3.1 x 18 Months 3.4 x 3.3 x 24 Months 3.5 x 3.5 x

LTM EBITDA decreased 7% from Q2 to Q3

Source: Capital IQ. Capital IQ calculation of enterprise value does not include restricted stock units or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of 3/28/13.

(a) Current multiple assumes LTM EBITDA of $178.4mm and net debt of $293.5mm for the period ended 11/23/12 based on Company’s Form 10-Q dated 1/2/13, with certain adjustments to LTM EBITDA, including certain reclassifications of Depreciation and Amortization for LTM period ended 11/23/12, based on Management guidance. Current multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PRIVATE AND CONFIDENTIAL

Valuation Matrix

(Amounts in Millions, except per share data)

LTM (11/23/12) Net Debt of $293.5M (g) FY2013 Net Debt of $200.3M (h)

% Premium to

Unaffected EV / LTM Adj. EBITDA EV / FY2013E Adj. EBITDA EV / FY2014E Share Stock Price Market Enterprise “Public” Management Enterprise Management “Bank” Adj. EBITDA Price on 9/25/12 Cap (i) Value $157 (j) $178 (k) Value $201 (l) $211 (m) $208 (n) $10.00 (30.3%) $340 $634 4.0 x 3.6 x $540 2.7 x 2.6 x 2.6 x 11.00 (23.3%) 375 668 4.3 x 3.7 x 575 2.9 x 2.7 x 2.8 x 12.00 (16.3%) 409 702 4.5 x 3.9 x 609 3.0 x 2.9 x 2.9 x 13.00 (9.3%) 443 737 4.7 x 4.1 x 644 3.2 x 3.1 x 3.1 x 14.34 (a) — 489 783 5.0 x 4.4 x 690 3.4 x 3.3 x 3.3 x 15.00 4.6% 512 806 5.1 x 4.5 x 712 3.5 x 3.4 x 3.4 x 16.00 11.6% 546 840 5.4 x 4.7 x 747 3.7 x 3.5 x 3.6 x 16.10 (b) 12.3% 550 843 5.4 x 4.7 x 750 3.7 x 3.6 x 3.6 x 17.18 (c) 19.8% 587 881 5.6 x 4.9 x 787 3.9 x 3.7 x 3.8 x 17.50 (d) 22.0% 598 892 5.7 x 5.0 x 798 4.0 x 3.8 x 3.8 x 17.75 23.8% 607 900 5.7 x 5.0 x 807 4.0 x 3.8 x 3.9 x 18.00 25.5% 615 909 5.8 x 5.1 x 815 4.1 x 3.9 x 3.9 x 18.20 (e) 26.9% 622 916 5.8 x 5.1 x 822 4.1 x 3.9 x 3.9 x 18.25 27.3% 624 917 5.8 x 5.1 x 824 4.1 x 3.9 x 4.0 x 18.50 29.0% 633 926 5.9 x 5.2 x 833 4.1 x 4.0 x 4.0 x 18.75 (f) 30.8% 641 935 6.0 x 5.2 x 842 4.2 x 4.0 x 4.0 x 19.00 32.5% 650 943 6.0 x 5.3 x 850 4.2 x 4.0 x 4.1 x 20.00 39.5% 685 978 6.2 x 5.5 x 885 4.4 x 4.2 x 4.2 x

(a) Unaffected closing stock price on 9/25/12. (b) Closing stock price on 3/28/13.

(c) Initial Offer on 9/25/12. (d) Revised Offer on 1/17/13. (e) Final Offer on 3/28/13.

(f) Value communicated by Special Committee on 1/30/13.

(g) Net debt of $293.5mm represents total debt of $356.8mm less cash of $63.3mm as of 11/23/12. (h) Net debt of $200.3mm represents total debt of $286.4mm less cash of $86.1mm as of 2/28/13. Represents preliminary FY2013 year end cash and debt balances per Management on 3/25/13.

(i) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(j) Source: Based on Company’s Form 10-Q dated 1/2/13 for period ended 11/23/12, with adjustments for publicly disclosed extraordinary and non-recurring items included. (k) with certain Source: Based on Company’s Form 10-Q dated 1/2/13 for period ended 11/23/12, adjustments based on Management guidance.

(l) Source: Based on Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.

(m) Source: Management preliminary sources of funds as of 3/26/13. (n) Source: Management Treasury Model dated 11/30/12.

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

Enterprise Value / EBITDA

EV / LTM EBITDA EV / CY12 EBITDA

Core Business Comps Other Related Sector 10.0 x Social Expression Print Media Directories

Sons

Other Related Business Segments

Selected E-Commerce (c) Licensing Selected Low-Growth Retail

LTM Median: 6.7x LTM Median: 9.4x LTM Median: 3.7x CY12 Median: 6.7x CY12 Median: 9.4x CY12 Median: 3.7x

11.1 x

Source: & Sons, Companies’ stock price and public filings as of 3/28/13 for companies that have already reported for LTM and CY12 (CSS Industries, Blyth, Scholastic, QuadGraphics, R.R. Donnelley

PagesJaunes, EniroAB, Yellow Media, Shutterfly, 1-800 Flowers.com, CafePress, Iconix, Meredith, hhgregg, Gamestop, Best Buy). Projected CY12 EBITDA for companies that have not yet reported (Barnes & Noble) per ThomsonReuter’s median estimate of Wall Street analysts as of 3/28/13.

(a) Unaffected Multiple calculated using Care’s share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on Company’s Form 10-Q dated 10/3/12 for period ended 8/24/12, with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12.

(b) Current Multiple calculated using Care’s share price of $16.10 as of 3/28/13 and preliminary net debt of $200.3mm for FY2013 (2/28/13), per Management on 3/25/13. LTM EBITDA of $178.4mm as of 11/23/12 based on Form 10-Q dated 1/2/13, with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Current Multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable.

Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c) LTM and CY12 EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.

(d) Barnes & Noble multiple as of 2/22/13, prior to announcement of potential sale of Retail Business.

PRIVATE AND CONFIDENTIAL

Select Public Company Multiples

(Amounts in Millions, Except Per Share Data)

Implied Per Share Valuation Implied Implied Implied Per Value Including 25% Multiples Enterprise Value Equity Value (d) Per Share Value (e) Control Premium (f)

Care LTM Revenue (a) $1,750.0 20.0%—40.0% $350.0—$700.0 $149.7—$499.7 $4.41—$14.64 $5.52—$18.30 Care FY2013E Revenue (b) 1,840.6 20.0%—40.0% 368.1—736.2 167.8—535.9 4.95—15.70 6.18—19.62

Care LTM EBITDA (a) $178.4 3.3 x—4.3 x $588.7—$767.1 $388.3—$566.7 $11.40—$16.59 $14.25—$20.74 Care FY2013E EBITDA (b) 201.0 3.3 x—4.3 x 663.3—864.3 463.0—664.0 13.57—19.40 16.97—24.26

Care LTM EBIT (a) $131.6 3.6 x—7.0 x $473.8—$921.3 $273.5—$721.0 $8.06—$21.04 $10.07—$26.30 Care FY2013E EBIT (b) 155.5 3.6 x—7.0 x 559.8—1,088.4 359.5—888.1 10.56—25.70 13.20—32.12

Care LTM EPS (a) (c) NA 6.5 x—13.0 x #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! Care FY2013E EPS (c) NA 8.0 x—12.0 x #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! Care FY2014E EPS (b) $2.58 7.7 x—11.4 x $880.3—$1,229.4 $680.0—$1,029.0 $19.87—$29.41 $24.83—$36.77

(a) Source: Company’s Form 10-Q for period ended 11/23/12, with certain adjustments, including certain reclassifications of Depreciation and Amortization for LTM period ended 11/23/12, based on Management guidance.

(b) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBIT and EBITDA based on Management guidance. (c) Management did not provide LTM and FY2013E Adjusted EPS.

(d) Calculated using net debt of $200.3mm, as of 2/28/13. Source: Preliminary balances for debt and cash for FY2013 (2/28/13) per Management on 3/25/13.

(e) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(f) Control Premium is based on the median of premiums paid in selected announced all-cash mergers and acquisitions transactions in the last 6 years for deals between $500mm and $1bn; excludes financial services, insurance, real estate and healthcare companies. Source: Alacra.

PRIVATE AND CONFIDENTIAL

Select Precedent Transactions

(Amounts in Millions)

Enterprise Enterprise Value as a Multiple of LTM: Announced Acquirer Target Value Revenue EBITDA EBIT

Aug-12 Dex One Corporation SuperMedia (a) $1,477.8 98.8% 2.6 x 3.6 x May-12 Berkshire Hathaway MEG’s Newspaper Operations (b) 151.5 46.8 3.8 NA Mar-09 BCE, Inc. The Source (c) 104.8 21.0 5.0 8.4 Mar-09 Barnes & Noble Barnes & Noble College 514.0 28.6 4.5 NA Jul-05 Berkshire Partners National Vision 104.0 44.5 3.3 5.6 Jan-05 Movie Gallery Hollywood Entertainment Corporation 1,026.1 57.6 4.2 7.0

Median 45.7% 4.0 x 6.3 x Mean 49.5 3.9 6.2

Source: Public filings and company press releases. (a) Pending.

(b) All statistics are for MEG’s entire newspaper operations excluding EBITDA Multiple which does not include Tampa Group.

(c) Amounts converted from CAD to USD at an exchange ratio of 1.289 CAD per USD at the announcement of the transaction on March 2, 2009. Source: Bloomberg.

PRIVATE AND CONFIDENTIAL

Select Precedent Transaction Multiples

(Amounts in Millions, Except Per Share Data)

Valuation Implied Implied Implied Multiples Enterprise Value Equity Value (a) Per Share Value (b)

Care FY2013E Revenue $1,840.6 30.0%—60.0% $552.2—$1,104.4 $351.9—$904.0 $10.34—$26.12 Care FY2013E EBITDA $201.0 3.0 x—4.5 x $603.0—$904.5 $402.7—$704.2 $11.82—$20.56 Care FY2013E EBIT $155.5 4.5 x—6.5 x $699.7—$1,010.7 $499.4—$810.4 $14.63—$23.57

Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBIT and EBITDA based on Management guidance.

(a) Calculated using net debt of $200.3mm, as of 2/28/13. Source: Preliminary balances for debt and cash for FY2013 (2/28/13) per Management on 3/25/13.

(b) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis

(Amounts in Millions, Except Per Share Data)

Fiscal Year

2013E 2014E 2015E 2016E 2017E 2018E Adjusted EBITDA (a) $201.0 $208.5 $221.4 $230.5 $238.0 $244.2

% Growth (10.7%) 3.7% 6.2% 4.1% 3.2% 2.6%

Net Debt (b) 200.3 234.4 219.2 101.8 (16.1) (137.7)

Adj. EBITDA Stock Price at End of Fiscal Year (c)

Multiple 2013E 2014E 2015E 2016E 2017E 2018E Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples: 3.25 x $13.37 $13.68 $15.22 $19.39 $23.30 $27.09 3.50 14.86 15.29 16.90 21.11 25.05 28.86 3.75 16.34 16.90 18.59 22.84 26.81 30.64 4.00 17.82 18.51 20.27 24.57 28.56 32.42 4.25 19.31 20.12 21.95 26.29 30.32 34.19

Present Value at February 28, 2013

Present Value of Stock Price Assuming 13.0% Cost of Equity: 3.25 x $13.37 $12.11 $11.92 $13.44 $14.29 $14.70 3.50 14.86 13.53 13.24 14.63 15.36 15.67 3.75 16.34 14.96 14.55 15.83 16.44 16.63 4.00 17.82 16.38 15.87 17.03 17.52 17.59 4.25 19.31 17.80 17.19 18.22 18.59 18.56

Present Value at February 28, 2013

Total Shareholder Value Including Present Value of Stock Price and 3.25 x $13.37 $12.66 $12.96 $14.91 $16.14 $16.88 $0.15 per Share Quarterly Dividend, Assuming 13.0% Cost of Equity: 3.50 14.86 14.09 14.28 16.10 17.21 17.85 3.75 16.34 15.51 15.60 17.30 18.29 18.81 4.00 17.82 16.93 16.92 18.50 19.37 19.77 4.25 19.31 18.36 18.23 19.69 20.44 20.74

(a) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBITDA based on Management guidance. Management Treasury Model dated 11/30/12 assumes quarterly dividend of $0.15 per share for the projected period.

(b) FY2013 net debt of $200.3mm represents total debt of $286.4mm less cash of $86.1mm as of 2/28/13. Represents preliminary FY2013 year end cash and debt balances per Management on 3/25/13. (c) Share count based on diluted shares outstanding from Management Treasury Model dated 11/30/12.

PRIVATE AND CONFIDENTIAL

Sum of the Parts Analysis

(Amounts in Millions, Except Per Share Data)

FY2013E Multiple Range Enterprise Value Range Segment Performance (a) EBITDA Low Mid High Low Mid High NAGCD $199.3 (e) 3.25 x 3.75 x 4.25 x $647.8 $747.4 $847.1

International (b) 21.1 3.25 x 3.75 x 4.25 x 68.4 79.0 89.5 Retail Operations (Clinton) ~10.0 (f) 3.25 x 3.75 x 4.25 x 32.5 37.5 42.5

AG Interactive 12.0 6.00 x 7.00 x 8.00 x 72.0 84.0 96.0 In-Store 6.5 3.25 x 3.75 x 4.25 x 21.1 24.3 27.6 Properties (c) 4.5 8.00 x 9.00 x 10.00 x 36.0 40.5 45.0 Subtotal Pre-Unallocated Overhead (d) 253.4 3.46 x 4.00 x 4.53 x 877.8 1,012.7 1,147.6

Unallocated Overhead (55.4) 3.46 x 4.00 x 4.53 x (191.9) (221.4) (250.9)

Sum of the Parts Total Value $685.9 $791.4 $896.8

Implied EV / FY2013E EBITDA ($201.0mm) Multiple 3.4 x 3.9 x 4.5 x

Less FY2013 Net Debt (g) (200.3) (200.3) (200.3) Implied Equity Value 489.0 595.0 700.9 Share Price (h) $14.33 $17.41 $20.47 Unaffected Share Price ($14.34) Premium 0.1% (17.6%) (29.9%) 9/25/12 Initial Offer ($17.18) Premium 19.9% (1.3%) (16.1%) 1/17/13 Revised Offer ($17.50) Premium 22.1% 0.5% (14.5%) 3/28/13 Final Offer ($18.20) Premium 27.0% 4.5% (11.1%)

(a) Based on Management guidance of segment performance provided on 2/21/13, other than for In-store and Properties which are based on Management Treasury Model dated 11/30/12. (b) Also includes effect of foreign exchange.

(c) Normalized.

(d) Implied multiple ranges based on subtotal enterprise value range and FY2013E EBITDA pre-unallocated overhead.

(e) NAGCD includes Cardstore financials. All Depreciation and Amortization allocated to NAGCD, except for In-store and Properties. (f) Assumes full year net EBIT contribution of $10.0mm, per Management guidance on 1/23/13.

(g) FY2013 net debt of $200.3mm represents total debt of $286.4mm less cash of $86.1mm as of 2/28/13. Represents preliminary FY2013 year end cash and debt balances per Management on 3/25/13.

(h) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PRIVATE AND CONFIDENTIAL

DCF Summary

Current Five-Year Treasury Model

Assumptions – 11/30/12 Management Treasury Model ??Five year projection period ??Discounted to 2/28/13 (using mid-year convention)

??Preliminary FY2013 (2/28/13) net debt of $200.3mm at 2/28/13, consisting of total debt of $286.4mm less cash of $86.1mm per Management on 3/25/13

Share Price (a)

Wtd. Avg. Cost of Capital $21.96 10.50% 11.50% 12.50% inal e ipl 3.0 x $17.70 $16.84 $16.01 erm t 3.5 x 19.84 18.89 17.98 Mul 4.0 x 21.96 20.92 19.93

T

Illustrative Sensitivity to DCF (a) (b)

5-Year

Incremental Cumulative Incremental Annual Revenue Growth in FY14—FY18

? EBIT Implied (5.00%) (2.50%) (1.25%) — 1.25% 2.50% 5.00%

Margin (c) Cost Out (4.75%) (2.25%) (1.00%) 0.25% 1.50% 2.75% 5.25% Illustrative implied Revenue (1.0%) ($97.2) $12.98 $14.59 $15.46 $16.37 $17.32 $18.32 $20.44 CAGR FY2014-FY2018 (0.5%) (48.6) 14.02 15.74 16.66 17.63 18.64 19.69 21.93

— — 15.07 16.89 17.87 18.89 19.95 21.06 23.40 0.5% 48.6 16.12 18.04 19.07 20.14 21.25 22.42 24.86 1.0% 97.2 17.16 19.18 20.26 21.38 22.55 23.75 26.25

(a) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(b) Assumes 11.50% discount rate and 3.5x terminal multiple. (c) Versus baseline Adjusted EBIT margin.

PRIVATE AND CONFIDENTIAL

Discounted Cash Flow Analysis

(Amounts in Millions, Except Per Share Data)

2/13/2013 8/13/2013 8/13/2014 8/13/2015 8/12/2016 8/12/2017

Projected Fiscal Year

2014E 2015E 2016E 2017P 2018P Total Revenue $1,935.1 $1,939.9 $1,944.8 $1,949.6 $1,954.5

% Growth 5.1% 0.3% 0.3% 0.3% 0.2%

EBITDA 208.5 221.4 230.5 238.0 244.2

% of Total Revenue 10.8% 11.4% 11.9% 12.2% 12.5%

EBIT 150.8 157.0 163.3 169.5 175.8

% of Total Revenue 7.8% 8.1% 8.4% 8.7% 9.0%

Taxes @ 37.0% (55.8) (58.1) (60.4) (62.7) (65.1) Tax-Adjusted EBIT 95.0 98.9 102.9 106.8 110.8 Depreciation & Amortization 57.7 64.4 67.2 68.4 68.4 Capital Expenditures (169.2) (139.1) (46.0) (46.0) (46.0) Change in Net Working Capital 18.6 21.7 24.5 20.2 20.1 Free Cash Flow — $2.1 $45.9 $148.6 $149.4 $153.3

Terminal Value / EBITDA Multiple 3.0 x 3.5 x 4.0 x

Discount Rate 10.5% 11.5% 12.5% 10.5% 11.5% 12.5% 10.5% 11.5% 12.5% Present Value of Free Cash Flow $360.6 $350.3 $340.4 $360.6 $350.3 $340.4 $360.6 $350.3 $340.4 Present Value of Terminal Value 444.8 425.2 406.6 518.9 496.0 474.4 593.0 566.9 542.1 Total Enterprise Value $805.3 $775.5 $747.0 $879.4 $846.3 $814.8 $953.6 $917.2 $882.6 Less: Net Debt (a) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) Total Equity Value 605.0 575.1 546.7 679.1 646.0 614.5 753.2 716.9 682.2

Total Equity Value Per Share (b) $17.70 $16.84 $16.01 $19.84 $18.89 $17.98 $21.96 $20.92 $19.93

Source: Management Treasury Model dated 11/30/12.

Note: Values discounted to 2/28/13 (using mid-year convention).

(a) Net debt represents preliminary FY2013 total debt less cash balances as of 2/28/13 per Management on 3/25/13.

(b) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis Based on Illustrative Levered Recap

??Assumes a $8.00 dividend is paid on 2/28/13(a), an incremental borrowing of $271 million dollars, resulting in 2.8x Debt / 2013E EBITDA

??At 3.1x total debt / FY2013 EBITDA leverage, the Company would be able to effect a $10 per share dividend ??Assumes no make-whole payment on existing 7.375% Senior Notes(b) ??Assumes suspension of regular $0.15 / quarter dividend

(Amounts in Millions, Except Per Share Data)

Fiscal Year

2013E 2014E 2015E 2016E 2017E 2018E Adjusted EBITDA (c) $201.0 $208.5 $221.4 $230.5 $238.0 $244.2

% Growth (10.7%) 3.7% 6.2% 4.1% 3.2% 2.6%

Net Debt 471.3 495.4 470.2 340.0 204.4 61.7 Total Debt / EBITDA 2.8 x 2.7 x 2.4 x 1.7 x 1.1 x 0.9 x

Adj. EBITDA Stock Price at End of Fiscal Year

Multiple 2013E 2014E 2015E 2016E 2017E 2018E Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples: 3.25 x $5.37 $5.62 $7.59 $12.25 $16.79 $21.29 3.50 6.86 7.23 9.27 13.98 18.54 23.07 3.75 8.34 8.84 10.95 15.71 20.30 24.84 4.00 9.82 10.45 12.64 17.43 22.06 26.62 4.25 11.31 12.06 14.32 19.16 23.81 28.39

Present Value at February 28, 2013

Present Value of Stock Price Assuming 13.0% Cost of Equity: 3.25 x $5.37 $4.98 $5.94 $8.49 $10.30 $11.56 3.50 6.86 6.40 7.26 9.69 11.37 12.52 3.75 8.34 7.83 8.58 10.89 12.45 13.48 4.00 9.82 9.25 9.90 12.08 13.53 14.45 4.25 11.31 10.67 11.21 13.28 14.60 15.41

Present Value at February 28, 2013

Total Shareholder Value Including Present Value of Stock Price and 3.25 x $13.37 $12.98 $13.94 $16.49 $18.30 $19.56 $8.00 Dividend, Assuming 13.0% Cost of Equity: 3.50 14.86 14.40 15.26 17.69 19.37 20.52 Assuming 100.0% Cost of Equity: 3.75 16.34 15.83 16.58 18.89 20.45 21.48 4.00 17.82 17.25 17.90 20.08 21.53 22.45 4.25 19.31 18.67 19.21 21.28 22.60 23.41

Source: Share count based on diluted shares outstanding from Management Treasury Model dated 11/30/12.

(a) Assumes $271mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (2.8x Total Debt / FY2013E EBITDA). (b) Does not factor in potential consent fees or changes to interest rate.

(c) Source: EBITDA from Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.

PRIVATE AND CONFIDENTIAL

Pro Forma Effect of Special Dividend

(Amounts in Millions, Except Per Share Data)

Special

Dividend Total $ Pro Forma EV / Adj. 2013E Multiple (a)

Per Share Distributed Debt / EBITDA 3.25 x 3.50 x 3.75 x 4.00 x 4.25 x $13.37 $14.86 $16.34 $17.82 $19.31 Proforma 2/28/13 Stock

Price Plus Dividend $2.00 $67.7 1.8 x $385.2 $435.4 $485.7 $535.9 $586.2 Mkt Cap Post Dividend $11.37 $12.86 $14.34 $15.82 $17.31 Stock Price Post Dividend $4.00 135.5 2.1 x $317.5 $367.7 $417.9 $468.2 $518.4 $9.37 $10.86 $12.34 $13.82 $15.31 $6.00 203.2 2.4 x $249.7 $300.0 $350.2 $400.5 $450.7 $7.37 $8.86 $10.34 $11.82 $13.31 $8.00 270.9 2.8 x $182.0 $232.2 $282.5 $332.7 $383.0 $5.37 $6.86 $8.34 $9.82 $11.31 $10.00 338.7 3.1 x $114.2 $164.5 $214.7 $265.0 $315.2 $3.37 $4.86 $6.34 $7.82 $9.31

Source: Share count based on diluted shares outstanding from Management Treasury Model dated 11/30/12.

Note: Market capitalization calculated using the enterprise value based on 2013E EBITDA of $201.0mm multiplied by the adjusted FY2013E EBITDA multiple, less preliminary net debt of $200.3mm as of 2/28/13, per Management on 3/25/13, less cash used to issue dividends.

(a)Source: EBITDA from Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.

PRIVATE AND CONFIDENTIAL

Appendix A. Supplemental Information

PRIVATE AND CONFIDENTIAL

Premium Paid Analysis

??Selected 100% cash transactions over the last 6 years with an enterprise value between $500M—$1B (a)

Unaffacted Premium to /

Deal Enterprise One-Day Five- Day One-Month Announced Seller Buyer Value Value Prior Prior Prior

Feb-11 Silverleaf Resorts, Inc. Cerberus Capital Management LP $102.6 $507.4 72% 84% 145% Aug-08 SI International, Inc. Serco Group PLC 425.5 512.8 40% 43% 53% Oct-10 Actel Corp. Microsemi Corp. 551.9 516.3 30% 29% 50% May-11 Volcom, Inc. PPR SA 598.4 517.0 24% 32% 45% Mar-07 SafeNet, Inc. SafeNet, Inc. /Private Group/ 605.8 520.4 2% 4% 21% Dec-10 Applied Signal Technology, Inc. Raytheon Co. 525.4 520.9 9% 9% 15% Apr-11 SMART Modular Technologies (WWH), Inc. Silver Lake Group LLC 603.1 523.7 13% 16% 40% Dec-11 WCA Waste Corp. Macquarie Group Ltd. 154.1 526.9 30% 31% 36% Aug-07 Infocrossing, Inc. Wipro Ltd. 416.2 530.1 5% 7% 11% Dec-09 FGX International Holdings Ltd. Essilor International SA 437.0 530.4 10% 24% 40% Sep-09 GenTek, Inc. American Securities LLC 386.7 538.9 41% 40% 41% May-07 24/7 Real Media, Inc. WPP Group PLC 603.6 556.0 4% 9% 39% Mar-10 Bell Microproducts, Inc. Avnet, Inc. 248.7 569.6 30% 33% 53% Dec-07 Claymont Steel Holdings, Inc. Evraz Group SA 412.8 575.3 7% 3% 15% Sep-10 Internet Brands, Inc. Hellman & Friedman LLC 617.9 580.6 47% 38% 29% Jan-13 Zipcar, Inc. Avis Budget Group, Inc. 490.8 590.0 49% 43% 76% Jan-11 Pre-Paid Legal Services, Inc. MidOcean Partners 651.0 601.3 10% 10% 6% Dec-12 Intermec, Inc. Honeywell International, Inc. 603.4 601.5 25% 31% 43% Jun-09 Axsys Technologies, Inc. General Dynamics Corp. 627.8 601.6 8% 9% 30% Jun-10 SonicWALL, Inc. Ontario Teachers’ Pension Plan Board / Thoma Bravo 633.6 602.1 32% 29% 19% Mar-07 Stratos Global Corp. Communications Investment Partners Ltd. 276.9 604.3 21% 22% 48% Nov-12 Teavana Holdings, Inc. Starbucks Corp. 598.2 607.0 53% 48% 20% Apr-12 X-Rite, Inc. Danaher Corp. 477.9 617.4 39% 23% 21% Jan-09 Interwoven, Inc. Autonomy Corp. PLC 760.5 622.0 37% 25% 47% May-12 Cost Plus, Inc. Bed Bath & Beyond, Inc. 494.8 631.0 22% 16% 23% Jul-11 Ameron International Corp. National-Oilwell Varco, Inc. 770.9 633.6 28% 27% 31% Oct-07 Oglebay Norton Co. L.V.I. Holding NV 520.3 647.3 5% 8% 20% Apr-07 Inter-Tel (Delaware), Inc. Mitel Networks Corp. 699.1 664.2 7% 8% 10% May-07 CT Communications, Inc. Windstream Corp. 639.2 664.3 46% 48% 21% Mar-07 Sunterra Corp. Diamond Resorts LLC 322.3 667.2 7% 36% 33% Mar-07 Eschelon Telecom, Inc. Integra Telecom, Inc. 542.6 667.8 17% 20% 30% Jun-11 Central Vermont Public Service Corp. Gaz MTtro LP 472.3 668.7 2% 3% 54% Mar-11 Rural/Metro Corp. Warburg Pincus & Co. 437.8 674.1 37% 39% 10% Jul-11 SFN Group, Inc. Randstad Holding NV 686.4 682.5 53% 44% 52% Jun-07 Color Kinetics, Inc. Royal Philips Electronics NV 732.3 687.7 14% 25% 58% Mar-08 BladeLogic, Inc. BMC Software, Inc. 775.1 695.2 19% 26% 62% May-12 Standard Microsystems Corp. Microchip Technology, Inc. 856.6 709.5 41% 41% 46% Jun-10 Argon ST, Inc. The Boeing Co. 755.5 713.8 41% 34% 45% Dec-12 Eloqua, Inc. Oracle Corp. 809.8 724.4 31% 33% 15% Oct-09 iPCS, Inc. Sprint Nextel Corp. 402.6 730.5 34% 35% 43% May-12 Interline Brands, Inc. Interline Brands, Inc. /Private Group/ 749.9 734.1 42% 41% 23% Jul-09 SPSS, Inc. International Business Machines Corp. 922.5 744.7 42% 47% 48% Mar-12 Great Wolf Resorts, Inc. Apollo Management LP 162.4 745.2 19% 19% 50% Jul-08 EnergySouth, Inc. Sempra Energy 498.9 747.8 23% 39% 19% Jul-07 Keystone Automotive Industries, Inc. LKQ Corp. 795.3 774.9 10% 14% 19% Jul-07 Option Care, Inc. (Illinois) Walgreen Co. 677.2 780.0 27% 28% 35% May-12 Charming Shoppes, Inc. Ascena Retail Group, Inc. 859.1 783.7 25% 25% 27% Aug-07 Gateway, Inc. Acer, Inc. 709.4 783.8 57% 45% 12% Jul-12 BrightPoint, Inc. Ingram Micro, Inc. 622.5 787.4 66% 97% 78% Apr-10 Protection One, Inc. GTCR Golder Rauner LLC 394.2 802.1 13% 24% 48% Jun-09 Wind River Systems, Inc. Intel Corp. 884.3 809.7 44% 49% 65%

Source: Alacra.

(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies.

PRIVATE AND CONFIDENTIAL

Premium Paid Analysis

??Selected 100% cash transactions over the last 6 years with an enterprise value between $500M—$1B (a)

Unaffacted Premium to /

Deal Enterprise One-Day Five- Day One-Month Announced Seller Buyer Value Value Prior Prior Prior

Dec-12 TNS, Inc. SIRIS Capital Group LLC $513.2 $828.5 44% 42% 45% Mar-10 BWAY Holding Co. Madison Dearborn Partners LLC 448.3 829.9 15% 15% 25% May-07 Stride Rite Corp. Payless ShoeSource, Inc. 753.3 831.9 35% 39% 35% Aug-10 Superior Well Services, Inc. Nabors Industries Ltd. 681.5 847.4 21% 14% 35% Nov-10 Art Technology Group, Inc. Oracle Corp. 948.7 889.8 46% 37% 54% Aug-10 Cogent, Inc. 3M Co. 930.5 912.5 18% 20% 17% Oct-12 Ceradyne, Inc. 3M Co. 860.6 916.5 43% 40% 44% Aug-12 TPC Group, Inc. First Reserve Corp. / SK Capital Management LLC 705.5 918.2 14% 12% 21% Oct-07 United Industrial Corp. Textron, Inc. 801.9 933.7 7% 6% 19% Jul-12 Peet’s Coffee & Tea, Inc. Joh. A. Benckiser GmbH 967.7 935.3 29% 37% 22% Apr-11 Epicor Software Corp. Apax Partners LLP 801.9 945.3 11% 18% 20% Apr-10 Palm, Inc. Hewlett-Packard Co. 961.9 976.6 23% 17% 6%

Mean 27% 29% 36% Median 25% 28% 35%

Source: Alacra.

(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies.

PRIVATE AND CONFIDENTIAL

WACC

Comparable Companies Assumptions

Current Net Debt/ Risk Free Rate of Return (e) 1.87% Levered Market Unlevered Market Risk Premium (f) 6.70% Name Beta (b) Equity (c) Beta (d) Size Premium (f) (g) 2.70% Care (a) 1.265 46.6% 0.971 Marginal Tax Rate (h) 35.00%

CSS Industries Inc. 1.044 — 1.044 Blyth, Inc. 1.531 — 1.531 Shutterfly, Inc. 1.106 — 1.106 1-800-Flowers.com Inc. 1.504 — 1.504 CafePress Inc. 1.418 — 1.418 Iconix Brand Group, Inc. 1.410 40.2% 1.118 Cherokee Inc. 1.130 9.8% 1.063 Meredith Corporation 1.258 20.6% 1.109 Barnes & Noble, Inc. 0.961 — 0.961 hhgregg, Inc. 1.059 — 1.059 Best Buy Co., Inc. 1.185 6.0% 1.140 GameStop Corp. 1.000 — 1.000

Mean (Excluding Care (a)) 1.217 6.4% 1.171 Median (Excluding Care (a)) 1.158 0.0% 1.108

Care (a) Observed Weighted Average Cost of Capital (i)

Capital Structure Cost of Equity Cost of Debt Net Debt/ Net Debt/ Unlevered Levered Cost of Before After

Based on: Capital Equity Beta Beta (j) Equity (k) Tax Tax WACC Company Beta and Company D/E 31.8% 46.6% 0.971 1.265 13.0% 7.38% 4.79% 10.4% Median Beta of Comps and Company D/E 0.0% 0.0% 1.106 1.106 12.0% 5.45% 3.54% 12.0% Median Beta of Comps and D/E of Comps 0.0% 0.0% 1.108 1.108 12.0% 5.45% 3.54% 12.0%

Sensitivity to Capital Structure and Rates

Cost of Equity Weighted Average Cost of Capital Net Debt/ Net Debt/ Unlevered Levered Cost of Pre-Tax Cost of Debt

Capital Equity Beta (l) Beta (j) Equity (k) 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0%

0% 0.0% 1.108 1.108 12.0% tal 0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 10% 11.1% 1.108 1.188 12.5% 10% 11.7% 11.7% 11.8% 11.9% 11.9% 12.0% 12.1% 20% 25.0% 1.108 1.288 13.2% 20% 11.3% 11.5% 11.6% 11.7% 11.9% 12.0% 12.1% 30% 42.9% 1.108 1.416 14.1% 30% 11.0% 11.2% 11.4% 11.6% 11.8% 12.0% 12.2% 40% 66.7% 1.108 1.588 15.2% ebt / Capi 40% 10.7% 10.9% 11.2% 11.5% 11.7% 12.0% 12.2% 50% 100.0% 1.108 1.828 16.8% D 50% 10.4% 10.7% 11.0% 11.3% 11.7% 12.0% 12.3% 60% 150.0% 1.108 2.188 19.2% Net 60% 10.0% 10.4% 10.8% 11.2% 11.6% 12.0% 12.4% 70% 233.3% 1.108 2.788 23.2% 70% 9.7% 10.2% 10.6% 11.1% 11.5% 12.0% 12.4%

(a) Care’s financials and market data as of 9/25/12 (unaffected date). (b) Source: Bloomberg 5-year adjusted weekly beta as reported on 3/28/13. (c) Assumes book value of debt approximates market value.

(d) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}. (e) 10-year Treasury Note yield as of 3/28/2013.

(f) Source: Ibbotson 2013 Yearbook.

(g) Size premium of 2.70% for companies with market capitalizations between $254.6mm and $514.2mm. (h) Marginal U.S. Corporate Tax Rate.

(i) WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity. (j) Relevered Beta = Unlevered Beta * {1+(Net Debt/Equity)*(1-Tax Rate)}.

(k) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium. (l) Median Unlevered Beta of Comps.

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

(Amounts in Millions, Except for Per Share Amounts)

MARKET DATA Closing Premium (Discount) Enterprise Value as a Multiple of: P/E Multiple: Price on to 52 Week Equity Enterprise LTM LTM CY2012 LTM CY2013 Selected Companies 3/28/13 High Low Value Value (e) Revenue Revenue EBIT EBITDA Revenue (f) EBIT (f) EBITDA (f) EPS EPS (f) Care—Unaffected (a) $14.34 (26.5) % 14.7% $500.6 $719.0 $1,708.2 42.1% 4.9 x 3.7 x 39.1% 4.6 x 3.6 x NA 5.6 x Care—Current (b) 16.10 (7.4) 27.2 549.9 750.2 1,750.0 42.9 5.7 4.2 40.8 4.8 3.7 NA 6.2

CSS Industries Inc. 25.97 — 43.8 245.9 192.5 371.7 51.8 6.2 5.0 51.8 6.2 5.0 12.2 x NA Blyth, Inc. 17.36 (61.9) 29.1 287.5 351.2 1,179.5 29.8 3.6 3.3 29.8 3.6 3.3 6.9 NA

Social Expression Median (c) (31.0) % 36.4% 40.8% 4.9 x 4.1 x 40.8% 4.9 x 4.1 x 9.5 x NA Social Expression Mean (c) (31.0) 36.4 40.8 4.9 4.1 40.8 4.9 4.1 9.5 NA

Quad/Graphics, Inc. 23.94 (2.0) % 122.5% 1,151.8 2,445.4 4,094.0 59.7% 10.9 x 4.3 x 59.7% 10.9 x 4.3 x 9.1 x 11.4 x R.R. Donnelley & Sons Company 12.05 (9.1) 40.4 2,176.7 5,200.5 10,221.9 50.9 7.0 4.2 50.9 7.0 4.2 6.5 7.7 Scholastic Corporation 26.65 (26.8) 2.3 852.7 810.8 1,968.8 41.2 6.4 4.1 41.2 6.4 4.1 11.3 14.0

Print Media Median (c) (9.1) % 40.4% 50.9% 7.0 x 4.2 x 50.9% 7.0 x 4.2 x 9.1 x 11.4 x Print Media Mean (c) (12.6) 55.1 50.6 8.1 4.2 50.6 8.1 4.2 9.0 11.0

PagesJaunes Groupe 2.15 (41.3) % 32.3% 598.2 2,810.4 1,367.4 205.5% 5.4 x 4.9 x 205.5% 5.4 x 4.9 x 3.1 x 3.2 x Eniro AB 1.79 (27.6) 58.5 179.4 604.9 614.8 98.4 7.3 3.9 98.4 7.3 3.9 4.5 3.9 Yellow Media Limited 9.19 (10.8) 62.4 256.8 1,026.2 1,089.7 94.2 2.2 2.0 94.2 2.2 2.0 NM NM

Directories Median (c) (27.6) % 58.5% 98.4% 5.4 x 3.9 x 98.4% 5.4 x 3.9 x 3.8 x 3.5 x Directories Mean (c) (26.6) 51.1 132.7 5.0 3.6 132.7 5.0 3.6 3.8 3.5

Shutterfly, Inc. 44.17 (2.0) % 86.0% 1,654.3 1,409.2 640.6 220.0% 30.4 x 10.5 x 220.0% 30.4 x 10.5 x 63.1 x NM 1-800-Flowers.com Inc. 4.97 (2.5) 76.2 321.7 316.5 733.1 43.2 14.3 6.7 43.2 14.3 6.7 18.9 18.4 x CafePress Inc. 6.01 (68.6) 22.4 103.9 64.2 217.8 29.5 18.9 3.7 29.5 18.9 3.7 41.2 35.4

Selected E-Commerce Median (c) (2.5) % 76.2% 43.2% 18.9 x 6.7 x 43.2% 18.9 x 6.7 x 41.2 x 26.9 x Selected E-Commerce Mean (c) (24.4) 61.5 97.5 21.2 7.0 97.5 21.2 7.0 41.1 26.9

Iconix Brand Group, Inc. 25.87 (0.2) % 78.0% 1,707.3 2,477.7 353.8 700.3% 11.5 x 11.1 x 700.3% 11.5 x 11.1 x 15.2 x 12.3 x Cherokee Inc. 13.70 (9.6) 23.9 115.0 126.0 26.5 474.8 10.6 9.4 NA NA NA 15.8 13.4 Meredith Corporation 38.26 (13.5) 40.7 1,697.5 2,037.8 1,434.8 142.0 9.3 7.8 142.0 9.3 7.8 13.7 14.8

Licensing Median (c) (9.6) % 40.7% 474.8% 10.6 x 9.4 x 421.1% 10.4 x 9.4 x 15.2 x 13.4 x Licensing Mean (c) (7.8) 47.5 439.0 10.5 9.4 421.1 10.4 9.4 14.9 13.5

Barnes & Noble, Inc. (d) 13.51 (34.9) % 25.3% 809.3 1,158.6 7,156.9 16.2 % NM 5.2 x 16.4 % NM 5.9 x NM NM hhgregg, Inc. 11.05 (6.4) 86.0 368.7 353.2 2,490.9 14.2 6.9 x 3.9 14.2 6.9 x 3.9 8.6 x 14.4 x Best Buy Co., Inc. 22.15 (16.8) 96.2 7,488.6 8,612.6 49,621.0 17.4 5.7 3.6 17.4 5.7 3.6 8.4 10.3 GameStop Corp. 27.97 — 77.8 3,427.1 2,791.3 8,886.7 31.4 4.4 3.4 31.4 4.4 3.4 8.8 8.2

Selected Low-Growth Retail Median (c) (11.6) % 81.9% 16.8% 5.7 x 3.7 x 16.9% 5.7 x 3.7 x 8.8 x 10.3 x Selected Low-Growth Retail Mean (c) (14.5) 71.3 19.8 5.7 4.0 19.8 5.7 4.2 9.9 10.9

Note: All operating data has been adjusted to exclude unusual and extraordinary items. LTM and Calendar Year 2012 (CY2012) EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.

Note: For purposes of comparability, Care’s CY2013E financials (fiscal year ended 2/28/13) are treated as CY2012 (calendar year ending December 31, 2012).

(a) Care – Unaffected assumes Care’s share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on public filings, with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12. (b) Care – Current assumes Care’s share price of $16.10 as of 3/28/13 and preliminary net debt of $200.3mm for FY2013 (2/28/13), per Management on 3/25/13. LTM EBITDA of $178.4mm as of 11/23/12 based on public filings, with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Assumes diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c) Excludes Care.

(d) Barnes & Noble multiple as of 2/22/13, prior to announcement of potential sale of Retail Business.

(e) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash. Care – Unaffected enterprise value assumes net debt of $218.4 as of 8/24/12. (f) Source of projected EPS, EBIT, EBITDA and Revenue: ThomsonReuter’s median estimate of Wall Street analysts as of 3/28/13. Care – Unaffected EPS based on research estimates as of 6/29/12.